Exhibit 99.1

NEWS RELEASE
Contacts:	Rob Capps, President & CEO MIND Technology, Inc. 281-353-4475

Ken Dennard / Zach Vaughan Dennard Lascar Investor Relations 713-529-6600 MIND@dennardlascar.com

MIND TECHNOLOGY, INC. REPORTS

FISCAL 2025 First QUARTER RESULTS

THE WOODLANDS, TX – June 10, 2024 – MIND Technology, Inc. (NASDAQ: MIND) (“MIND” or the “Company”) today announced financial results for its fiscal 2025 first quarter ended April 30, 2024.

Revenues from continuing operations for the first quarter of fiscal 2025 were approximately $9.7 million compared to approximately $10.6 million in the first quarter of fiscal 2024. The Company reported operating income from continuing operations of approximately $730,000 for the first quarter of fiscal 2025 compared to approximately $419,000 for the first quarter last year. Net income for the first quarter of fiscal 2025 amounted to approximately $954,000 compared to a loss of approximately $240,000 in the first quarter of fiscal 2024. First quarter of fiscal 2025 net income attributable to common shareholders (after declared and undeclared preferred stock dividends) was approximately $7,000, or less than $0.01 per share compared to a loss of approximately $1.2 million, or a loss of $0.84 per share in the first quarter last year.  Adjusted EBITDA from continuing operations for the first quarter of fiscal 2025 was approximately $1.5 million compared to approximately $874,000 in the first quarter of fiscal 2024.

Adjusted EBITDA from continuing operations, which is a non-GAAP measure, is defined and reconciled to reported net income (loss) from continuing operations and cash used in operating activities in the accompanying financial tables. These are the most directly comparable financial measures calculated and presented in accordance with United States generally accepted accounting principles, or GAAP.

The backlog of Marine Technology Products related to our Seamap segment as of April 30, 2024 was approximately $31 million compared to approximately $18 million at April 30, 2023.

Rob Capps, MIND’s President and Chief Executive Officer, stated, “We are pleased to report solid results for our fiscal first quarter.  We are particularly encouraged by the improved operating margins.  I think this is a result of our cost containment measures and improved production efficiencies. Our backlog remains strong, over 70% above the year ago amount, and we have a number of customer engagements that we expect to lead to further orders.  With our strong backlog, improved cost structure, current visibility, and favorable macroeconomic tailwinds, we expect another profitable fiscal year for MIND with increased revenue and Adjusted EBITDA as compared to fiscal 2024. As expected, we saw increased working capital requirements in the first quarter, which utilized some of our existing liquidity. Managing our liquidity and increased working capital requirements remain a focus for us.” concluded Capps.

CONFERENCE CALL

Management has scheduled a conference call for Tuesday, June 11, 2024 at 9:00 a.m. Eastern Time (8:00 a.m. Central Time) to discuss the Company’s fiscal 2025 first quarter results.  To access the call, please dial (412) 902-0030 and ask for the MIND Technology call at least 10 minutes prior to the start time.  Investors may also listen to the conference live on the MIND Technology website, http://mind-technology.com, by logging onto the site and clicking “Investor Relations”. A telephonic replay of the conference call will be available through June 18, 2024 and may be accessed by calling (201) 612-7415 and using passcode 13746964#.  A webcast archive will also be available at http://mind-technology.com shortly after the call and will be accessible for approximately 90 days.  For more information, please contact Dennard Lascar Investor Relations by email at MIND@dennardlascar.com.

ABOUT MIND TECHNOLOGY

MIND Technology, Inc. provides technology to the oceanographic, hydrographic, defense, seismic and security industries.  Headquartered in The Woodlands, Texas, MIND has a global presence with key operating locations in the United States, Singapore, Malaysia, and the United Kingdom.  Its Seamap unit, designs, manufactures and sells specialized, high performance, marine exploration and survey equipment.

Forward-looking Statements

Certain statements and information in this press release concerning results for the quarter ended April 30, 2024 may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. All statements contained in this press release other than statements of historical fact, including statements regarding our future results of operations and financial position, our business strategy and plans, and our objectives for future operations, are forward-looking statements. The words “believe,” “expect,” “anticipate,” “plan,” “intend,” “should,” “would,” “could” or other similar expressions are intended to identify forward-looking statements, which are generally not historical in nature.  These forward-looking statements are based on our current expectations and beliefs concerning future developments and their potential effect on us.  While management believes that these forward-looking statements are reasonable as and when made, there can be no assurance that future developments affecting us will be those that we anticipate.  All comments concerning our expectations for future revenues and operating results are based on our forecasts of our existing operations and do not include the potential impact of any future acquisitions or dispositions.  Our forward-looking statements involve significant risks and uncertainties (some of which are beyond our control) and assumptions that could cause actual results to differ materially from our historical experience and our present expectations or projections. These risks and uncertainties include, without limitation, reductions in our customers’ capital budgets, our own capital budget, limitations on the availability of capital or higher costs of capital and volatility in commodity prices for oil and natural gas.

For additional information regarding known material factors that could cause our actual results to differ from our projected results, please see our filings with the SEC, including our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K.

Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date hereof.  We undertake no obligation to publicly update or revise any forward-looking statements after the date they are made, unless required by law, whether as a result of new information, future events or otherwise. All forward-looking statements included in this press release are expressly qualified in their entirety by the cautionary statements contained or referred to herein.

Non-GAAP Financial Measures

Certain statements and information in this press release contain non-GAAP financial measures. Generally, a non-GAAP financial measure is a numerical measure of a company’s performance, financial position, or cash flows that either excludes or includes amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with United States generally accepted accounting principles, or GAAP.  Company management believes that these non-GAAP financial measures, when considered together with the GAAP financial measures, provide information that is useful to investors in understanding period-over-period operating results separate and apart from items that may, or could, have a disproportionately positive or negative impact on results in any particular period. Company management also believes that these non-GAAP financial measures enhance the ability of investors to analyze the Company's business trends and to understand the Company's performance. In addition, the Company may utilize non-GAAP financial measures as guides in its forecasting, budgeting, and long-term planning processes and to measure operating performance for some management compensation purposes. Any analysis of non-GAAP financial measures should be used only in conjunction with results presented in accordance with GAAP.  Reconciliation of Backlog, which is a non-GAAP financial measure, is not included in this press release due to the inherent difficulty and impracticality of quantifying certain amounts that would be required to calculate the most directly comparable GAAP financial measures.

Tables to Follow

MIND TECHNOLOGY, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands, except per share data)

(unaudited)

	April 30, 2024	January 31, 2024
ASSETS
Current assets:
Cash and cash equivalents	$924	$5,289
Accounts receivable, net of allowance for credit losses of $332 at each of April 30, 2024 and January 31, 2024	9,412	6,566
Inventories, net	16,161	13,371
Prepaid expenses and other current assets	3,014	3,113
Total current assets	29,511	28,339
Property and equipment, net	791	818
Operating lease right-of-use assets	1,725	1,324
Intangible assets, net	2,714	2,888
Deferred tax asset	122	122
Total assets	$34,863	$33,491
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$1,703	$1,623
Deferred revenue	561	203
Accrued expenses and other current liabilities	5,303	5,586
Income taxes payable	1,928	2,114
Operating lease liabilities - current	728	751
Total current liabilities	10,223	10,277
Operating lease liabilities - non-current	997	573
Total liabilities	11,220	10,850
Stockholders’ equity:
Preferred stock, $1.00 par value; 2,000 shares authorized; 1,683 shares issued and outstanding at each of April 30, 2024 and January 31, 2024	37,779	37,779
Common stock, $0.01 par value; 40,000 shares authorized; 1,406 shares issued at April 30, 2024 and January 31, 2024	14	14
Additional paid-in capital	113,169	113,121
Accumulated deficit	(127,353)	(128,307)
Accumulated other comprehensive gain	34	34
Total stockholders’ equity	23,643	22,641
Total liabilities and stockholders’ equity	$34,863	$33,491

MIND TECHNOLOGY, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share data)

(unaudited)

	For the Three Months Ended April 30,
	2024	2023
Revenues:
Sales of marine technology products	$9,678	$10,597
Cost of sales:
Sales of marine technology products	5,460	6,061
Gross profit	4,218	4,536
Operating expenses:
Selling, general and administrative	2,759	3,306
Research and development	462	478
Depreciation and amortization	267	333
Total operating expenses	3,488	4,117
Operating income	730	419
Other income (expense):
Interest expense	—	(204)
Other, net	469	72
Total other income (expense)	469	(132)
Income from continuing operations before income taxes	1,199	287
Provision for income taxes	(245)	(411)
Net income (loss) from continuing operations	954	(124)
Loss from discontinued operations, net of income taxes	—	(116)
Net income (loss)	$954	$(240)
Preferred stock dividends - declared	—	—
Preferred stock dividends - undeclared	(947)	(947)
Net income (loss) attributable to common stockholders	$7	$(1,187)
Net income (loss) per common share - Basic and Diluted
Continuing operations	$—	$(0.76)
Discontinued operations	$—	$(0.08)
Net income (loss)	$—	$(0.84)
Shares used in computing net income (loss) per common share:
Basic and diluted	1,406	1,406

MIND TECHNOLOGY, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

(unaudited)

	For the Three Months Ended April 30,
	2024	2023
Cash flows from operating activities:
Net income (loss)	$954	$(240)
Adjustments to reconcile net income (loss) to net cash used in operating activities:
Depreciation and amortization	267	481
Stock-based compensation	48	50
Provision for inventory obsolescence	23	—
Gross profit from sale of other equipment	(457)	(138)
Changes in:
Accounts receivable	(2,837)	(3,462)
Unbilled revenue	(10)	11
Inventories	(2,812)	979
Prepaid expenses and other current and long-term assets	100	1,308
Income taxes receivable and payable	(186)	206
Accounts payable, accrued expenses and other current liabilities	277	(2,788)
Deferred revenue and customer deposits	(120)	606
Net cash used in operating activities	(4,753)	(2,987)
Cash flows from investing activities:
Purchases of property and equipment	(66)	(57)
Sale of other equipment	457	138
Net cash provided by investing activities	391	81
Cash flows from financing activities:
Net proceeds from short-term loan	—	2,945
Net cash provided by financing activities	—	2,945
Effect of changes in foreign exchange rates on cash and cash equivalents	(3)	(2)
Net change in cash and cash equivalents	(4,365)	37
Cash and cash equivalents, beginning of period	5,289	778
Cash and cash equivalents, end of period	$924	$815

MIND TECHNOLOGY, INC.

Reconciliation of Net Income (Loss) and Net Cash Used in Operating Activities to EBITDA and

Adjusted EBITDA from Continuing Operations

(in thousands)

(unaudited)

	For the Three Months Ended April 30,
	2024	2023
Reconciliation of Net income (loss) to EBITDA and Adjusted EBITDA from continuing operations	(in thousands)
Net income (loss)	$954	$(240)
Interest expense, net	—	204
Depreciation and amortization	267	481
Provision for income taxes	245	411
EBITDA (1)	1,466	856
Stock-based compensation	48	50
Income from discontinued operations net of depreciation and amortization	—	(32)
Adjusted EBITDA from continuing operations (1)	$1,514	$874
Reconciliation of Net Cash Used in Operating Activities to EBITDA
Net cash used in operating activities	$(4,753)	$(2,987)
Stock-based compensation	(48)	(50)
Provision for inventory obsolescence	(23)	—
Changes in accounts receivable (current and long-term)	2,847	3,451
Interest paid, net	—	204
Taxes paid, net of refunds	430	189
Gross profit from sale of other equipment	457	138
Changes in inventory	2,812	(979)
Changes in accounts payable, accrued expenses and other current liabilities and deferred revenue	(157)	2,182
Changes in prepaid expenses and other current and long-term assets	(100)	(1,308)
Other	1	16
EBITDA (1)	$1,466	$856

1.

EBITDA and Adjusted EBITDA are non-GAAP financial measures. EBITDA is defined as net income before (a) interest income and interest expense, (b) provision for (or benefit from) income taxes and (c) depreciation and amortization. Adjusted EBITDA excludes non-cash foreign exchange gains and losses, stock-based compensation, impairment of intangible assets, other non-cash tax related items and non-cash costs of lease pool equipment sales. We consider EBITDA and Adjusted EBITDA to be important indicators for the performance of our business, but not measures of performance or liquidity calculated in accordance with GAAP. We have included these non-GAAP financial measures because management utilizes this information for assessing our performance and liquidity, and as indicators of our ability to make capital expenditures, service debt and finance working capital requirements and we believe that EBITDA and Adjusted EBITDA are measurements that are commonly used by analysts and some investors in evaluating the performance and liquidity of companies such as us. In particular, we believe that it is useful to our analysts and investors to understand this relationship because it excludes transactions not related to our core cash operating activities. We believe that excluding these transactions allows investors to meaningfully trend and analyze the performance of our core cash operations. EBITDA and Adjusted EBITDA are not measures of financial performance or liquidity under GAAP and should not be considered in isolation or as alternatives to cash flow from operating activities or as alternatives to net income as indicators of operating performance or any other measures of performance derived in accordance with GAAP. In evaluating our performance as measured by EBITDA, management recognizes and considers the limitations of this measurement. EBITDA and Adjusted EBITDA do not reflect our obligations for the payment of income taxes, interest expense or other obligations such as capital expenditures. Accordingly, EBITDA and Adjusted EBITDA are only two of the measurements that management utilizes. Other companies in our industry may calculate EBITDA or Adjusted EBITDA differently than we do and EBITDA and Adjusted EBITDA may not be comparable with similarly titled measures reported by other companies.